                                                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our Firm under the caption "Experts" and to the incorporation by reference in the Registration Statement on Form S-4 pertaining to the Wilson Bank Holding Company merger with Community Bank of Smith County of our report dated January 9, 2004, with respect to the consolidated financial statements of Wilson Bank Holding Company included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                                           /s/  MAGGART & ASSOCIATES, P.C.

Nashville, Tennessee
February 4, 2005